UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2023

MALVERN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

42 East Lancaster Avenue, Paoli, Pennsylvania 19301
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 644-9400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MLVF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Malvern Bancorp, Inc. (“Malvern”) and First Bank today announced receipt of regulatory approvals from the Federal Deposit Insurance Corporation, the New Jersey Department of Banking and Insurance and the Pennsylvania Department of Banking and Securities, as well as non-objection from the Board of Governors of the Federal Reserve System, to complete the previously announced acquisition under which First Bank will acquire Malvern and its wholly-owned subsidiary, Malvern Bank, National Association, for a combination of cash and stock (the “Merger”).

The Merger is anticipated to close by mid-July 2023, pending satisfaction of customary closing conditions.

A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information regarding First Bank’s and Malvern’s future financial performance, business and growth strategies, projected plans and objectives, and the proposed Merger, integration of businesses, ability to recognize anticipated operational efficiencies, and other projections based on macroeconomic and industry trends. Such forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about First Bank and Malvern, any of which may materially change over time and some of which may be beyond First Bank’s and Malvern’s control. Forward-looking statements may be identified by use of terms such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”’ In addition to factors disclosed in First Bank’s reports filed with the FDIC, Malvern’s reports filed with the SEC and those identified elsewhere in this Current Report on Form 8-K, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in First Bank’s or Malvern’s operating or expansion strategies, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability to maintain credit quality, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of First Bank and Malvern to collect amounts due under loan agreements, changes in consumer preferences, effectiveness of First Bank’s or Malvern’s interest rate risk management strategies, laws and regulations affecting financial institutions in general or relating to taxes, the effect of pending or future legislation, the ability to meet closing conditions to the proposed Merger on the expected terms and schedule, delay in closing the Merger, difficulties and delays in integrating Malvern’s business or fully realizing cost savings and other benefits of the Merger, business disruption following the Merger, changes in interest rates and capital markets, inflation, customer acceptance of First Bank’s products and services, customer borrowing, repayment, investment and deposit practices, customer disintermediation, the introduction, withdrawal, success and timing of business initiatives, competitive conditions, and other risk factors. If one or more events related to these or other risks or uncertainties materialize, or if underlying assumptions prove to be incorrect, actual results may differ materially from what First Bank or Malvern anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and First Bank and Malvern do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this Current Report on Form 8-K are expressly qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Joint Press Release of First Bank and Malvern Bancorp, Inc. dated July 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALVERN BANCORP, INC.

Dated: July 6, 2023	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Executive Vice President and Chief Financial Officer